Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Investor Relations

212-479-3195

Newcastle Announces Second Quarter 2011 Results

SECOND QUARTER 2011 FINANCIAL RESULTS

New York, NY, August 5, 2011 – Newcastle Investment Corp. (NYSE: NCT) reported that in the second quarter of 2011, income available for common stockholders (“GAAP income”) was $98 million, or $1.23 per diluted share, compared to $118 million, or $1.90 per diluted share, in the second quarter of 2010.

GAAP income of $98 million consisted of the following:

•	$30 million, or $0.37 per diluted share, of net interest income less expenses (net of preferred dividends), compared to $22 million, or $0.36 per diluted share, in the second quarter of 2010.

•

$59 million of other income related to a $36 million net gain on the settlement of investments, a $33 million gain on the extinguishment of CDO debt, offset primarily by a $9 million non-cash mark-to-market loss related to an interest rate swap agreement in connection with the repurchase of Newcastle CDO IV Class I notes.

•	$9 million representing the reversal of prior valuation allowances on loans, net of impairment recorded on securities.

In the second quarter of 2011, GAAP book value increased $94 million or $1.18 per share. As of June 30, 2011, GAAP book value was $108 million or $1.36 per share, compared to $14 million or $0.18 per share as of March 31, 2011.

During the second quarter of 2011, the Company generated $15 million of cash flow from operations compared to $11 million in the first quarter of 2011. In addition, the Company received $48 million of unrestricted cash from principal repayments on Newcastle and third-party CDO securities that were purchased at a weighted average discounted price of 74% of par.

On June 17, 2011, the Board of Directors declared a quarterly dividend of $0.10 per common share or $8 million for the second quarter of 2011. The Board of Directors also declared dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.75% Series B, 8.05% Series C and 8.375% Series D preferred stock, respectively, for the period beginning May 1, 2011 and ending July 30, 2011.

For a reconciliation of income available for common stockholders to net interest income less expenses (net of preferred dividends), please refer to the tables following the presentation of GAAP results.

SECOND QUARTER 2011 INVESTMENT ACTIVITY

$122 million of unrestricted cash investments:

Newcastle invested $121 million to purchase $169 million face amount of non-agency investments at an average price of 72% of par, with an expected average return of 19% and an average life of 4.1 years, including the following:

•

Invested $86 million to repurchase $119 million of Newcastle CDO debt at an average price of 72% of par. The Company expects the investment to have an average life of 3.5 years and to generate a return of 16%. These investments are further described below:

•	Invested $78 million to repurchase $92 million of the most senior bonds at an average price of 84% of par with an average life of 1.4 years.

•	Invested $8 million to repurchase $27 million of junior bonds at an average price of 31% of par with an average life of 10.8 years.

•

Invested $20 million to purchase BB- rated notes and the residual interest in Newcastle Investment Trust 2011-MH 1. Assuming the loans are held to maturity, the Company expects the investment to have an average life of 8.0 years and a return of 30%.

•

Invested $15 million to purchase $30 million face amount of two third-party CDO securities at an average price of 50%. These CDO securities have credit enhancements of 52.4%, an average life of 4.1 years and an expected average return of 26%.

The Company also invested $1 million in the quarter to purchase $24 million face amount of FNMA securities at an average price of 104% of par, financed with $24 million of repurchase agreements. On June 29th, the Company purchased an additional $81 million face amount of FNMA and FHLMC securities at an average price of 105%, which settled on July 5th, investing $4 million and financed with $82 million of repurchase agreements.

$293 million of restricted CDO cash investments:

Newcastle invested $293 million to purchase $315 million face amount of assets at an average price of 93% of par with an expected average yield of 8% and an average life of 4.7 years, including the following:

•	Invested $158 million to purchase $160 million face amount of three mezzanine loan and B-Notes at an average price of 99% of par, with an expected average yield of 9% and an average life of 3.7 years.

•

Invested $135 million to purchase $155 million face amount of CMBS, ABS, and third-party CDO securities at an average price of 88% of par, with an expected average yield of 7%, an average life of 5.7 years, and an average rating of BBB-.

CASH AND RECOURSE FINANCING

As of August 3, 2011, the Company’s cash and current recourse financings were as set forth below:

•	Cash – The Company had $84 million of unrestricted cash and $99 million of restricted cash available for reinvestment within its consolidated CDOs.

•	Recourse Financing – The Company had $4 million related to the financing of senior Newcastle CDO bonds it repurchased and $205 million related to the financing of FNMA and FHLMC securities.

The following table illustrates the change in cash and recourse financings, excluding junior subordinated notes ($ in millions):

	August 3, 2011	June 30, 2011	March 31, 2011
CDO Cash for Reinvestment	$99	$168	$128

Unrestricted Cash	84	101	161

Recourse Financings
NCT CDO senior bonds	4	4	4
FNMA/FHLMC Securities	205	104	79

Total Recourse Financings	$209	$108	$83

NEWCASTLE CDO FINANCINGS

The following table summarizes the cash receipts in the second quarter of 2011 from the Company’s consolidated CDO financings and their related coverage tests ($ in thousands):

			Interest
			Coverage
	Primary		% Excess (Deficiency)	Over-Collateralization Excess (Deficiency)
	Collateral	Cash	Jul 31,	July 31, 2011 (2)		June 30, 2011 (2)		March 31, 2011 (2)
	Type	Receipts (1)	2011 (2)%		$	%	$	%	$
CDO IV	Securities	$473	151.1%	-2.4%	(4,987)	-2.4%	(4,987)	-2.6%	(7,075)
CDO VI	Securities	179	-65.9%	-57.9%	(185,180)	-56.3%	(181,831)	-52.0%	(183,733)
CDO VIII	Loans	5,178	284.3%	8.7%	56,331	8.7%	56,396	7.3%	47,158
CDO IX	Loans	4,570	319.1%	14.7%	94,640	14.2%	91,926	14.2%	91,539
CDO X	Securities	6,155	262.9%	4.3%	52,643	2.1%	25,220	4.4%	53,500

Total		$16,555

(1)	Represents cash received from each CDO based on all of the interests in such CDO (including senior management fees but excluding $39.2 million of principal received from senior CDO bonds owned by the Company). Cash receipts for the quarter ended June 30, 2011 may not be indicative of cash receipts for subsequent periods. See Forward-Looking Statements below for risks and uncertainties that could cause cash receipts for subsequent periods to differ materially from these amounts.
(2)	Represents excess or deficiency under the applicable interest coverage or over-collateralization test to the first threshold at which cash flow would be redirected. The Company generally does not receive material interest cash flow from a CDO until a deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before July 31, 2011, June 30, 2011, or March 31, 2011, as applicable. The CDO IV test is conducted only on a quarterly basis (December, March, June and September).

•

Of the $17 million CDO cash receipts, $2.2 million were related to non-recurring fees and $1.7 million were related to senior collateral management fees, which were not subject to the related CDO coverage tests.

•

As of the July 2011 remittance, assets on negative watch for possible downgrade by at least one rating agency (Moody’s, S&P, or Fitch) for CDOs VIII, IX, and X were $47 million, $3 million, and $120 million, respectively.

•

In the second quarter, as a result of the failure of the collateral manager over-collateralization trigger, the Company deconsolidated Newcastle CDO V. The Company continued to receive the senior collateral management fee in this CDO.

INVESTMENT PORTFOLIO

Newcastle’s $3.8 billion investment portfolio (with a basis of $2.9 billion) consists of commercial, residential and corporate debt. During the quarter, the weighted average carrying value on the June 30, 2011 portfolio changed from 79.4% to 78.3%, a decrease of $42 million. The face amount of the portfolio decreased by $408 million, primarily as a result of the deconsolidation of Newcastle CDO V, which accounted for $333 million, principal repayments of $191 million, sales of $327 million and actual principal write-downs of $13 million, offset by purchases of $450 million.

The following table describes the investment portfolio as of June 30, 2011 ($ in millions):

			% of	Carrying			Weighted
	Face	Basis	Total	Value	Number of		Average
	Amount $	Amount $ (1)	Basis	Amount $	Investments	Credit (2)	Life (years) (3)
Commercial Assets
CMBS	$1,505	$1,070	37.5%	$1,156	211	BB	3.8
Mezzanine Loans	530	413	14.5%	413	16	64%	2.3
B-Notes	255	187	6.6%	187	9	71%	2.0
Whole Loans	31	31	1.1%	31	3	48%	2.8
Third-Party CDO Securities	77	57	2.0%	55	2	BB+	4.1
Other Investments (4)	25	25	0.9%	25	1	—	—

Total Commercial Assets	2,423	1,783	62.6%	1,867			3.2

Residential Assets
MH and Residential Loans	404	352	12.3%	352	10,647	704	6.8
Subprime Securities	265	140	4.9%	153	63	B+	6.2
Real Estate ABS	57	43	1.5%	43	14	BBB	5.8

	726	535	18.7%	548			6.5

FNMA/FHLMC Securities	185	194	6.8%	194	21	AAA	4.6

Total Residential Assets	911	729	25.5%	742			6.1

Corporate Assets
REIT Debt	172	172	6.0%	179	26	BB+	3.2
Corporate Bank Loans	273	169	5.9%	169	6	CC	3.3

Total Corporate Assets	445	341	11.9%	348			3.2

Total/Weighted Average (5)	$3,779	$2,853	100.0%	$2,957			3.9

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum ratings for rated assets, the Loan to Value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided herein were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Relates to an equity investment in a REO property.
(5)	Excludes third-party CDO securities with a face amount of $117 million with zero value, operating real estate held for sale of $8 million and loans subject to call option with a face amount of $406 million.

Commercial Assets

The Company owns $2.4 billion of commercial assets (with a basis of $1.8 billion), which includes CMBS, mezzanine loans, B-Notes, whole loans, third-party CDO securities, and other investments.

•	During the quarter, the Company purchased $326 million of mezzanine loans, B-Notes and CMBS, sold $258 million of CMBS and mezzanine loans, and received principal repayments of $157 million.

•

Regarding the Company’s CMBS portfolio, four securities or $14 million were upgraded (from a weighted average rating of A to AA-), no securities were affirmed and 17 securities or $145 million were downgraded (from a weighted average rating of B+ to B-).

•	The weighted average carrying value of these assets changed from 78.2% to 77.1%, a decrease of $25 million in the quarter.

CMBS portfolio ($ in thousands):

	Average Minimum		Face	Basis	% of Total	Carrying Value	Delinquency	Principal	Weighted Average
Vintage (1)	Rating (2)	Number	Amount $	Amount $	Basis	Amount $	60+/FC/REO (3)	Subordination (4)	Life (yrs) (5)
Pre 2004	BBB-	71	349,023	332,645	31.1%	314,444	5.2%	11.9%	1.9
2004	BB+	37	204,746	160,401	15.0%	158,681	2.3%	7.5%	3.1
2005	BB	30	319,027	167,703	15.7%	214,563	4.6%	7.5%	3.9
2006	BB	44	387,932	257,630	24.1%	298,697	6.2%	12.1%	4.1
2007	B	17	123,638	36,679	3.4%	57,116	10.2%	11.6%	4.0
2010	BBB-	5	51,798	48,231	4.5%	47,507	0.0%	6.0%	9.3
2011	BBB-	7	69,000	66,616	6.2%	64,764	0.0%	5.7%	7.9

TOTAL/WA	BB	211	1,505,164	1,069,905	100.0%	1,155,772	4.9%	9.9%	3.8

(1)	The year in which the securities were originally issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time. The Company had no CMBS assets that were on negative watch for possible downgrade by at least one rating agency as of June 30, 2011.
(3)	The percentage of underlying loans that are 60+ days delinquent, in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.
(5)	Weighted average life is based on the timing of expected principal reduction on the asset.

Mezzanine loans, B-Notes and whole loans portfolio ($ in thousands):

		Face	Basis	% of Total	Carrying Value	WA First $	WA Last $
Asset Type	Number	Amount ($)	Amount ($)	Basis	Amount ($)	Loan to Value (1)	Loan to Value (1)	Delinquency (%) (2)
Mezzanine Loans	16	529,882	413,007	65.4%	413,007	54.9%	64.3%	9.7%
B-Notes	9	255,147	187,436	29.7%	187,436	59.6%	71.4%	17.7%
Whole Loans	3	30,772	30,772	4.9%	30,772	0.0%	48.2%	0.0%

Total/WA	28	815,801	631,215	100.0%	631,215	54.3%	65.9%	11.9%

(1)	Loan to Value is based on the appraised value at the time of purchase or refinancing.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned (REO).

Third-party CDO Securities ($ in thousands):

		Average				Carrying
		Minimum	Face	Basis	% of Total	Value	Principal
Asset Type	Number	Rating (1)	Amount $	Amount $	Basis	Amount $	Subordination (2)
CDO - CMBS	1	BBB-	71,278	54,990	95.7%	52,746	50.8%
CDO - ABS	1	CC	5,500	2,481	4.3%	2,475	73.7%

TOTAL/WA	2	BB+	76,778	57,471	100.0%	55,221	52.4%

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time.
(2)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.

Residential Assets

The Company owns $911 million of residential assets (with a basis of $729 million), which include manufactured housing (“MH”) loans, residential loans, subprime securities, real estate ABS and FNMA/FHLMC securities.

•

During the quarter, the Company purchased $124 million of subprime securities and FNMA/FHLMC securities, sold $16 million of subprime securities, received principal repayments of $25 million and had $13 million of actual principal write-downs on subprime securities.

•	Regarding the Company’s ABS portfolio, no securities were upgraded, 6 securities or $26 million were affirmed and 3 securities or $6 million were downgraded (from a weighted average rating of C to D).

•	The weighted average carrying value of these assets changed from 82.1% to 81.2%, a decrease of $9 million in the quarter.

Manufactured housing and residential loan portfolios ($ in thousands):

Deal	Average FICO Score	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Average Loan Age (years)	Original Balance $	Delinquency 90+/FC/REO (1)	Cumulative Loss to Date
MH Loans Portfolio 1	702	144,227	116,863	33.2%	116,863	9.7	327,855	1.1%	7.3%
MH Loans Portfolio 2	701	197,603	187,554	53.3%	187,554	12.1	434,743	1.7%	5.5%
Residential Loans Portfolio 1	715	58,372	43,828	12.5%	43,828	8.1	646,357	12.5%	0.4%
Residential Loans Portfolio 2	737	3,795	3,361	1.0%	3,361	6.2	83,950	0.0%	0.0%

TOTAL/WA	704	403,997	351,606	100.0%	351,606	10.6	1,492,905	3.0%	5.4%

(1)	The percentage of loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Subprime Securities portfolio ($ in thousands):

Security Characteristics:

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)
2003	B-	14	14,674	7,211	5.2%	8,081	24.2%	4.4%
2004	BB-	8	29,157	12,961	9.2%	16,257	17.2%	3.5%
2005	B-	26	108,272	40,050	28.6%	44,143	31.3%	4.5%
2006	BB-	7	61,470	40,877	29.1%	42,984	41.3%	5.5%
2007 & Later	BB	8	51,371	39,195	27.9%	41,528	21.0%	2.7%

TOTAL/WA	B+	63	264,944	140,294	100.0%	152,993	29.7%	4.3%

Collateral Characteristics:

Vintage (1)	Average Loan Age (years)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+0/FC/REO (7)	Cumulative Loss to Date
2003	8.5	0.09	8.5%	16.5%	3.9%
2004	7.2	0.15	7.5%	11.8%	3.6%
2005	6.2	0.19	9.2%	29.0%	9.8%
2006	5.3	0.34	13.2%	25.6%	17.2%
2007 & Later	3.3	0.35	8.2%	16.5%	13.4%

TOTAL/WA	5.7	0.25	9.7%	23.2%	11.2%

Real Estate ABS portfolios ($ in thousands):

Security Characteristics:

Asset Type	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)
Manufactured Housing	BBB+	7	32,727	31,779	73.9%	33,255	40.6%	1.5%
Small Business Loans	BB+	7	24,399	11,199	26.1%	9,958	32.6%	1.3%

TOTAL/WA	BBB	14	57,126	42,978	100.0%	43,213	37.2%	1.4%

Collateral Characteristics:

	Average
	Loan Age	Collateral	3 Month	Delinquency	Cumulative
Asset Type	(years)	Factor (5)	CPR (6)	90+/FC/REO (7)	Loss to Date
Manufactured Housing	11.9	0.26	7.2%	1.3%	13.1%
Small Business Loans	6.1	0.62	8.2%	28.5%	8.9%

TOTAL/WA	9.4	0.41	7.6%	12.9%	11.3%

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had approximately $179 million of subprime and ABS securities that were on negative watch for possible downgrade by at least one rating agency as of June 30, 2011.
(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to the Company’s investments.
(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(5)	The ratio of original unpaid principal balance of loans still outstanding.
(6)	Three month average constant prepayment rate.
(7)	The percentage of underlying loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Corporate Assets

The Company owns $445 million of corporate assets (with a basis of $341 million), including REIT debt and corporate bank loans.

•	During the quarter, the Company sold $53 million of REIT debt and received $10 million of principal repayments from the bank loans.

•	Regarding the Company’s REIT debt portfolio, three securities or $10 million were upgraded (from a weighted average rating of BBB to BBB+), and no securities were affirmed or downgraded.

•	The weighted average carrying value of these assets changed from 80.1% to 78.2%, a decrease of $8 million in the quarter.

REIT debt portfolio ($ in thousands):

	Average				% of	Carrying
	Minimum		Face	Basis	Total	Value
Industry	Rating (1)	Number	Amount $	Amount $	Basis	Amount $
Retail	BBB+	6	44,025	43,036	25.1%	47,998
Diversified	CCC+	4	39,286	39,291	22.9%	35,892
Office	BBB	6	41,717	42,234	24.6%	43,900
Multifamily	BBB	4	13,765	13,818	8.0%	14,820
Hotel	BBB-	2	12,000	11,988	7.0%	12,971
Healthcare	BBB-	4	21,600	21,316	12.4%	23,874

TOTAL/WA	BB+	26	172,393	171,683	100.0%	179,455

Corporate bank loan portfolio ($ in thousands):

	Average				% of	Carrying
	Minimum		Face	Basis	Total	Value
Industry	Rating (1)	Number	Amount $	Amount $	Basis	Amount $
Real Estate	NR	1	17,811	16,208	9.6%	16,208
Media	CCC-	2	110,710	39,763	23.6%	39,763
Resorts	NR	1	125,947	95,947	56.9%	95,947
Restaurant	B-	2	18,090	16,584	9.9%	16,584

TOTAL/WA	CC	6	272,558	168,502	100.0%	168,502

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had no corporate assets that were on negative watch for possible downgrade as of June 30, 2011.

CONFERENCE CALL

Newcastle’s management will conduct a live conference call today, August 5, 2011, at 11:00 A.M. Eastern Time to review the financial results for the second quarter ended June 30, 2011. A copy of the earnings press release is posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com

All interested parties are welcome to participate on the live call. You can access the conference call by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, August 12, 2011 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “84152001.”

ABOUT NEWCASTLE

Newcastle Investment Corp. owns and manages a portfolio of diversified, credit sensitive real estate debt that is primarily financed with match funded debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the expected average life of an investment, the expected returns, or expected yield on an investment, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that market conditions cause downgrades of a significant number of our securities or the recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Quarterly Report on Form 10-Q, which is available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING EXPECTED RETURNS AND EXPECTED YIELDS PRESENTED IN THIS PRESS RELEASE

Expected returns and expected yields are estimates of the annualized effective rate of return that we presently expect to be earned over the expected average life of an investment (i.e., IRR), after giving effect, in the case of returns, to existing leverage, and calculated on a weighted average basis. Expected returns and expected yields reflect our estimates of an investment’s coupon, amortization of premium or discount, and costs and fees, and they contemplate our assumptions regarding prepayments and loan losses, among other things. Income recognized by the Company in future periods may be significantly less than the income that would have been recognized if an expected return or expected yield were actually realized, and the estimates we use to calculate expected returns and expected yields could differ materially from actual results.

Statements about expected returns and expected yields in this press release are forward-looking statements. You should carefully read the cautionary statement above under the caption “Forward-looking Statements,” which directly applies to our discussion of expected returns and expected yields.

Newcastle Investment Corp.

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income	$74,143	$74,183	$146,346	$144,275
Interest expense	35,750	43,141	73,915	88,730

Net interest income	38,393	31,042	72,431	55,545

Impairment (Reversal)
Valuation allowance (reversal) on loans	(14,555)	(91,534)	(55,862)	(187,308)
Other-than-temporary impairment on securities	5,784	33,925	8,896	98,781
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	(296)	15,114	693	(22,000)

	(9,067)	(42,495)	(46,273)	(110,527)

Net interest income after impairment/ reversal	47,460	73,537	118,704	166,072

Other Income (Loss)
Gain (loss) on settlement of investments, net	35,606	8,954	69,698	18,631
Gain on extinguishment of debt	33,443	46,728	44,485	95,074
Other income (loss), net	(10,160)	(2,298)	(9,825)	(3,778)

	58,889	53,384	104,358	109,927

Expenses
Loan and security servicing expense	1,200	1,322	2,260	2,357
General and administrative expense	1,649	2,000	3,250	5,101
Management fee to affiliate	4,555	4,258	8,744	8,735

	7,404	7,580	14,254	16,193

Income from continuing operations	98,945	119,341	208,808	259,806
Income (loss) from discontinued operations	190	13	—	(27)

Net Income	99,135	119,354	208,808	259,779
Preferred dividends	(1,395)	(1,395)	(2,790)	(4,663)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	—	43,043

Income Available for Common Stockholders	$97,740	$117,959	$206,018	$298,159

Income Per Share of Common Stock
Basic	$1.23	$1.90	$2.90	$5.16

Diluted	$1.23	$1.90	$2.90	$5.16

Income from continuing operations per share of common stock, after preferred dividends and excess of carrying amount of exchanged preferred stock over fair value of consideration paid
Basic	$1.23	$1.90	$2.90	$5.16

Diluted	$1.23	$1.90	$2.90	$5.16

Income (loss) from discontinued operations per share of common stock
Basic	$—	$—	$—	$—

Diluted	$—	$—	$—	$—

Weighted Average Number of Shares of Common Stock Outstanding
Basic	79,282,480	62,010,570	70,988,410	57,838,286

Diluted	79,282,480	62,010,570	70,992,828	57,838,286

Dividends Declared per Share of Common Stock	$0.10	$—	$0.10	$—

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2011 (Unaudited)	December 31, 2010
Assets

Non-Recourse VIE Financing Structures
Real estate securities, available for sale	$1,585,960	$1,859,984
Real estate related loans, held for sale, net	793,083	750,130
Residential mortgage loans, held for investment, net	306,505	124,974
Residential mortgage loans, held for sale, net	47,305	252,915
Subprime mortgage loans subject to call option	404,239	403,793
Operating real estate, held for sale	8,335	8,776
Other investments	18,883	18,883
Restricted cash	171,255	157,005
Derivative assets	5,534	7,067
Receivables from brokers, dealers and clearing organizations	4,118	—
Receivables and other assets	23,605	29,206

	3,368,822	3,612,733

Recourse Financing Structures and Unlevered Assets
Real estate securities, available for sale	197,678	600
Real estate related loans, held for sale, net	6,634	32,475
Residential mortgage loans, held for sale, net	3,371	298
Other investments	6,024	6,024
Cash and cash equivalents	100,838	33,524
Receivables and other assets	3,435	1,457

	317,980	74,378

	$3,686,802	$3,687,111

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Non-Recourse VIE Financing Structures
CDO bonds payable	$2,451,880	$3,010,868
Other bonds and notes payable	219,959	261,165
Repurchase agreements	10,829	14,049
Financing of subprime mortgage loans subject to call option	404,239	403,793
Derivative liabilities	126,501	176,861
Payables to brokers, dealers and clearing organizations	38,487	—
Accrued expenses and other liabilities	9,114	8,445

	3,261,009	3,875,181

Recourse Financing Structures and Other Liabilities
Repurchase agreements	107,216	4,683
Junior subordinated notes payable	51,251	51,253
Dividends payable	8,860	—
Due to affiliates	1,518	1,419
Payables to brokers, dealers and clearing organizations	85,278	—
Accrued expenses and other liabilities	2,303	2,160

	256,426	59,515

	3,517,435	3,934,696

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2011 and December 31, 2010	61,583	61,583
Common stock, $0.01 par value, 500,000,000 shares authorized, 79,300,197 and 62,027,184 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	793	620
Additional paid-in capital	1,163,726	1,065,377
Accumulated deficit	(1,089,548)	(1,328,987)
Accumulated other comprehensive income (loss)	32,813	(46,178)

	169,367	(247,585)

	$3,686,802	$3,687,111

Newcastle Investment Corp.

Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows From Operating Activities
Net income	$99,135	$119,354	$208,808	$259,779
Adjustment to reconcile net income to net cash provided by (used in)
operating activities (inclusive of amounts related to discontinued operations):
Depreciation and amortization	91	62	137	125
Accretion of discount and other amortization	(11,036)	(7,196)	(21,807)	(8,377)
Interest income in CDOs redirected for reinvestment or CDO bonds paydown	(2,855)	(3,604)	(6,579)	(12,705)
Interest income on investments accrued to principal balance	(4,763)	(3,789)	(9,298)	(3,789)
Interest expense on debt accrued to principal balance	104	715	514	1,645
Deferred Interest received	—	44	1,027	44
Non-cash directors’ compensation	122	60	122	60
Reversal of valuation allowance on loans	(14,555)	(91,534)	(55,862)	(187,308)
Other-than-temporary impairment on securities	5,488	49,039	9,589	76,781
Impairment on real estate held for sale	—	60	433	60
Gain on settlement of investments, net	(35,608)	(8,954)	(68,766)	(18,631)
Unrealized loss on non-hedge derivatives and hedge ineffectiveness	10,993	2,550	11,194	4,299
Gain on extinguishment of debt	(33,443)	(46,728)	(44,485)	(95,074)
Change in:
Restricted cash	136	3,713	245	3,018
Receivables and other assets	1,116	621	1,076	2,967
Due to affiliates	167	(63)	99	(78)
Accrued expenses and other liabilities	(12)	(2,090)	(73)	(1,346)

Net cash provided by (used in) operating activities	15,080	12,260	26,374	21,470

Cash Flows From Investing Activities
Purchase of real estate securities	(90,644)	(2,288)	(180,245)	(2,291)
Proceeds from sale of real estate securities	3,885	—	3,885	26,022
Acquisition of servicing rights	(186)	—	(2,268)	—
Principal repayments on loans and securities other than third-party CDO	14,328	29,313	51,933	45,083
Principal repayments on third-party CDO securities	8,865	—	8,865	—
Principal repayments from repurchased CDO debt	39,155	28	48,881	53
Margin received on derivative instruments	—	—	—	5,073
Payments on settlement of derivative instruments	(14,322)	(7,726)	(14,322)	(11,394)
Distributions of capital from equity method investees	—	7	—	159

Net cash provided by (used in) investing activities	(38,919)	19,334	(83,271)	62,705

Cash flows From Financing Activities
Repurchase of CDO bonds payable	(85,981)	(9,783)	(87,064)	(9,927)
Issuance of other bonds payable	142,736	97,650	142,736	97,650
Repayments of other bonds payable	(173,782)	(112,758)	(184,242)	(124,104)
Borrowings under repurchase agreements	28,598	—	108,576	—
Repayments of repurchase agreements	(6,356)	(12,889)	(9,263)	(71,309)
Issuance of common stock	—	—	98,843	—
Costs related to issuance of common stock	(410)	—	(468)	—
Cash consideration paid in exchange for junior subordinated notes	—	—	—	(9,715)
Cash consideration paid to redeem preferred stock	—	—	—	(16,001)
Dividends paid	(1,396)	(542)	(5,581)	(19,484)
Payment of deferred financing costs	(1,546)	(1,677)	(1,546)	(1,677)
Restricted cash returned from refinancing activities	62,220	34,251	62,220	39,776

Net cash provided by (used in) financing activities	(35,917)	(5,748)	124,211	(114,791)

Net Increase (Decrease) in Cash and Cash Equivalents	(59,756)	25,846	67,314	(30,616)
Cash and Cash Equivalents, Beginning of Period	160,594	11,838	33,524	68,300

Cash and Cash Equivalents, End of Period	$100,838	$37,684	$100,838	$37,684

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$24,410	$33,440	$53,169	$65,946

Supplemental Schedule of Non-Cash Investing and Financing Activities
Common stock dividends declared but not paid	$7,930	$—	$7,930	$—
Preferred stock dividends declared but not paid	$930	$—	$930	$—
Common stock issued to redeem preferred stock	$—	$—	$—	$28,457
Face amount of CDO bonds issued in exchange for previously issued junior subordinated notes of $52,904	$—	$—	$—	$37,625
Securities purchased not yet settled	$85,278	$—	$85,278	$—

Newcastle Investment Corp.

Reconciliation of Net Interest Income Less Expenses (Net of Preferred Dividends)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income available for common stockholders	$97,740	$117,959	$206,018	$298,159
Add (Deduct):
Impairment reversal	(9,067)	(42,495)	(46,273)	(110,527)
Other income	(58,889)	(53,384)	(104,358)	(109,927)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	—	(43,043)
Income (Loss) from discontinued operations	(190)	(13)	—	27

	$29,594	$22,067	$55,387	$34,689